UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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Trevena, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 6, 2021

955 Chesterbrook Boulevard, Suite 110
Chesterbrook, PA 19087

Dear Trevena Stockholder:

We are pleased to invite you to a virtual Special Meeting of Stockholders on August 9, 2021, to conduct the following business:

•	Proposal 1: Approval of a reverse stock split of our issued and outstanding shares of common stock at a ratio of one (1) share of common stock for every four (4) shares of common stock (the “Reverse Stock Split”), to be effected through an amendment to our amended and restated certificate of incorporation (as amended, the “Restated Certificate”); and

•	Proposal 2: Approval to decrease the number of authorized shares of common stock from 200,000,000 to 100,000,000 (the “Authorized Share Reduction”), contingent upon and concurrent with the Reverse Stock Split, to be effected through an amendment to the Restated Certificate.

Trevena has had a transformational year with the approval and launch of OLINVYK, world-class collaborations for TRV027 in COVID-19, and progress across our CNS pipeline. Our recent addition to the Russell 2000®, a well-recognized index of leading small-cap companies, is the latest milestone and testament to this progress. These proposals will better align our share count, which is four times that of the median company in this index, while keeping the value of our investors’ holdings the same.

These items of business, and the reasons why we believe they are vital to the continued long-term growth of our business, are more fully described in the accompanying Proxy Statement.

Your Vote is Very Important to Us

Whether or not you plan to attend the virtual Special Meeting, we hope that you will vote as soon as possible. Please review the instructions on each of your voting options described in the Important Notice Regarding the Availability of Proxy Materials. Additional instructions on how to vote can be found on pages 2 through 5 of the proxy statement.

Thank you for your continued support of Trevena.

Sincerely,

Carrie L. Bourdow
President and Chief Executive Officer

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Date and Time:	Monday, August 9, 2021 at 8:30 a.m. Eastern Time

Place:	The Special Meeting will be held virtually at the following website: http://www.virtualshareholdermeeting.com/TRVN2021SM, and can be accessed by entering the 16-digit control number included on the proxy card mailed to you.

Items of Business:

Proposal 1: Approval of a reverse stock split of our issued and outstanding shares of common stock at a ratio of one (1) share of common stock for every four (4) shares of common stock (the “Reverse Stock Split”), to be effected through an amendment to our amended and restated certificate of incorporation (as amended, the “Restated Certificate”), such amendment to be effected after stockholder approval thereof only in the event the Board of Directors still deems it advisable.

Proposal 2: Approval to decrease the number of authorized shares of common stock from 200,000,000 to 100,000,000 (the “Authorized Share Reduction”), contingent upon and concurrent with the Reverse Stock Split, to be effected through an amendment to the Restated Certificate.

If both proposals are approved, they will be effected at the same time.

Consideration of any other business properly brought before the Special Meeting.

Record Date:

Tuesday, June 29, 2021. Only Trevena stockholders of record at the close of business on the record date are entitled to receive this notice and vote at the Special Meeting and any adjournment or postponement of the Special Meeting.

A list of stockholders of the Company entitled to vote at the Special Meeting will be available for inspection by any stockholder of record upon request during the 10-day period immediately prior to the date of the Special Meeting. The list will be available during the Special Meeting for inspection by stockholders of record for any legally valid purpose related to the Special Meeting at http://www.virtualshareholdermeeting.com/TRVN2021SM.

Proxy Voting:	Your vote is very important, regardless of the number of shares you own. We urge you to promptly vote by telephone (1-800-690-6903), by using the Internet (www.proxyvote.com), or, if you received a proxy card or instruction form, by completing, dating, signing and returning it by mail. For instructions on voting, please see Questions and Answers about the Special Meeting and Voting beginning on page 2.

July 6, 2021

By order of the Board of Directors,

Scott Applebaum
Corporate Secretary

EACH STOCKHOLDER IS URGED TO VOTE BY:

A) COMPLETING, SIGNING AND RETURNING THE PROXY CARD IN PROVIDED ENVELOPE, OR

B) VOTING VIA THE INTERNET AT WWW.PROXYVOTE.COM OR VIA TELEPHONE 1-800-690-6903

(DESCRIBED IN THE NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS)

ANY STOCKHOLDER THAT VIRTUALLY ATTENDS THE SPECIAL MEETING MAY REVOKE ANY PROXY AND VOTE THE SHARES OVER THE INTERNET DURING THE SPECIAL MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SPECIAL STOCKHOLDER MEETING TO BE HELD ON AUGUST 9, 2021

Our Notice of Special Meeting and Proxy Statement to Stockholders are available at www.proxyvote.com.

Please see “Information About the Special Meeting” beginning on page 1 of this Proxy Statement for the following information:

•	Date and time of the Special Meeting of Stockholders;

•	How to access the virtual Special Meeting;

•	How to vote via the internet during the Special Meeting if you have not voted prior to the meeting;

•	An identification of the matters to be acted on at the Special Meeting; and

•	The recommendation of our Board of Directors regarding those matters.

TABLE OF CONTENTS

INFORMATION ABOUT THE SPECIAL MEETING	1
Questions and Answers About the Proxy Materials	1
Questions and Answers About the Special Meeting and Voting	2

ITEMS TO BE VOTED ON	6

PROPOSAL 1. Approval of a reverse stock split of our issued and outstanding shares of common stock at a ratio of one (1) share of common stock for every four (4) shares of common stock (the “Reverse Stock Split”), to be effected through an amendment to our amended and restated certificate of incorporation (as amended, the “Restated Certificate”).	6

PROPOSAL 2. Approval to decrease the number of authorized shares of common stock from 200,000,000 to 100,000,000 (the “Authorized Share Reduction”), contingent upon and concurrent with the Reverse Stock Split, to be effected through an amendment to the Restated Certificate.	14

OWNERSHIP OF TREVENA COMMON STOCK	16
Security Ownership of Certain Beneficial Owners, Directors and Executive Officers	16

2022 ANNUAL MEETING AND RELATED MATTERS	17

INFORMATION ABOUT THE SPECIAL MEETING

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

Why did I receive proxy materials? What is included in the proxy materials?

Our Board of Directors is soliciting your proxy to vote at a Special Meeting of Stockholders. You received proxy materials because you owned shares of Trevena common stock at the close of business on June 29, 2021, the record date, and that entitles you to vote at the Special Meeting of Stockholders.

Proxy materials include the notice of Special Meeting of Stockholders and the proxy statement and, if you received paper copies, a proxy card or voting instruction form. The proxy statement describes the matters on which the Board of Directors would like you to vote, and provides information about Trevena that we must disclose under Securities and Exchange Commission (SEC) regulations when we solicit your proxy.

Your proxy will authorize specified persons, each of whom also is referred to as a proxy, to vote on your behalf at the Special Meeting. By use of a proxy, you can vote whether or not you attend the Special Meeting via the internet. The written document by which you authorize a proxy to vote on your behalf is referred to as a proxy card.

We intend to mail these proxy materials on or about July 6, 2021 to all stockholders of record entitled to vote at the Special Meeting.

How can I get electronic access to the proxy materials?

The proxy materials are available for viewing at www.proxyvote.com. On this website, you may:

•	vote your shares after you have viewed the proxy materials; and

•	select a future delivery preference of paper or electronic copies of the proxy materials.

You may choose to receive proxy materials electronically in the future. If you choose to do so, you will receive an email with instructions containing an electronic link to the proxy materials for future stockholder meetings. You also will receive an electronic link to the proxy voting site.

Rules adopted by the SEC allow companies to send stockholders a notice of Internet availability of proxy materials only, rather than mail them full sets of proxy materials. For this Special Meeting of Stockholders, we chose to mail full packages of proxy materials to stockholders. However, in the future we may take advantage of this alternative “notice only” distribution option. If in the future we choose to send only such notices, they would contain instructions on how stockholders can access our notice of special meeting and proxy statement via the Internet. It also would contain instructions on how stockholders could request to receive their materials electronically or in printed form on a one-time or ongoing basis.

If you hold your shares through a bank, broker or other custodian, you also may have the opportunity to receive the proxy materials electronically. Please check the information contained in the documents provided to you by your bank, broker or other custodian.

We encourage you to take advantage of the availability of the proxy materials electronically to help reduce the environmental impact of the Special Meeting.

1

INFORMATION ABOUT THE SPECIAL MEETING (CONTINUED)

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

What am I voting on at the Special Meeting?

Proposal	Description	Board’s Vote Recommendation	Page
1	Approval of a reverse stock split of our issued and outstanding shares of common stock at a ratio of one (1) share of common stock for every four (4) shares of common stock (the “Reverse Stock Split”), to be effected through an amendment to our amended and restated certificate of incorporation (as amended, the “Restated Certificate”), such amendment to be effected after stockholder approval thereof only in the event the Board of Directors still deems it advisable.	Vote FOR	6
2	Approval to decrease the number of authorized shares of common stock from 200,000,000 to 100,000,000 (the “Authorized Share Reduction”), contingent upon and concurrent with the Reverse Stock Split, to be effected through an amendment to the Restated Certificate.	Vote FOR	14

Could other matters be decided at the Special Meeting?

We are not aware of any other matters that will be presented and voted upon at the Special Meeting. The proxies will have discretionary authority, to the extent permitted by law, on how to vote on other matters that may come before the Special Meeting.

How many votes can be cast by all stockholders?

Each share of our common stock is entitled to one vote on each of the matters properly presented at the Special Meeting. We had 164,508,838 shares of Common Stock outstanding and entitled to vote on June 29, 2021.

How many votes must be present to hold the Special Meeting?

A majority of the issued and outstanding shares of common stock entitled to vote, or 82,254,420 shares, present or by proxy, are needed for a quorum to hold the Special Meeting. Abstentions and broker non-votes (discussed below) are included in determining whether a quorum is present. We urge you to vote by proxy even if you plan to attend the Special Meeting. This will help us know that enough votes will be present to hold the Special Meeting.

How many votes are needed to approve each proposal? How do abstentions or broker non-votes affect the voting results?

The following table summarizes the vote threshold required for approval of each proposal and the effect on the outcome of the vote of abstentions and uninstructed shares held by brokers or nominees (referred to as broker non-votes). When a beneficial owner does not provide voting instructions to the institution that holds the shares in street name, brokers or nominees may not vote those shares in matters deemed non-routine. Proposals 1 and 2 are considered to be “routine” matters, and as a result, your broker or nominee may vote your shares in its discretion for the Proposals even in the absence of your instruction. Accordingly, we do not expect there to be any broker non-votes with respect to the Proposals. If you are a beneficial owner and want to ensure that all of the shares you beneficially own are voted for or against the Proposals, you must give your broker or nominee specific instructions to do so.

2

INFORMATION ABOUT THE SPECIAL MEETING (CONTINUED)

Proposal Number	Summary Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non- Votes
1	Approval of the Reverse Stock Split at a ratio of one (1) share of common stock for every four (4) shares of common stock, to be effected through an amendment to our Restated Certificate.	Majority of shares outstanding and entitled to vote	Counted “against”	Shares may be voted by brokers in their discretion, and any non-votes will have the effect of a vote counted “against” the proposal
2	Approval of the Authorized Share Reduction, contingent upon and concurrent with the Reverse Stock Split, to be effected through an amendment to the Restated Certificate.	Majority of shares outstanding and entitled to vote	Counted “against”	Shares may be voted by brokers in their discretion, and any non-votes will have the effect of a vote counted “against” the proposal

Signed but unmarked proxy cards will be voted “for” each proposal.

How do I attend the Special Meeting?

The Special Meeting will be held on Monday, August 9, 2021 at 8:30 a.m. Eastern Time. Due to ongoing concerns around the spread of COVID-19 in the United States and globally, the Special Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. The Special Meeting can be accessed by visiting http://www.virtualshareholdermeeting.com/TRVN2021SM on August 9, 2021, using the 16-digit control number included on the proxy card mailed to you. We recommend that you log in a few minutes before the Special Meeting begins to ensure you are logged in when the meeting starts. Online check-in will begin at 8:15 a.m. Eastern Time.

How do I vote if I own shares as a record holder?

If your name is registered on Trevena’s stockholder records as the owner of shares, you are the “record holder.” If you hold shares as a record holder on the record date, there are four ways that you can vote your shares.

•	Over the Internet (before the Special Meeting). Vote at www.proxyvote.com. The Internet voting system is available 24 hours a day until 11:59 p.m. Eastern Time on Sunday, August 8, 2021. Once you enter the Internet voting system, you can record and confirm (or change) your voting instructions. You will need your 16-digit control number to vote.

•	By telephone. Use the telephone number shown on your proxy card, 1-800-690-6903. The telephone voting system is available 24 hours a day in the United States until 11:59 p.m. Eastern Time on Sunday, August 8, 2021. Once you enter the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.

•	By mail. If you received a proxy card, mark your voting instructions on the card and sign, date and return it in the postage-paid envelope provided. If you received only a notice of Internet availability but want to vote by mail, the notice includes instructions on how to request a paper proxy card. For your mailed proxy card to be counted, we must receive it before 8:30 a.m. Eastern Time on Monday, August 9, 2021.

•	Over the Internet (during the Special Meeting). Attend, or have your personal representative with a valid legal proxy attend, the virtual Special Meeting by logging in to http://www.virtualshareholdermeeting.com/TRVN2021SM on August 9, 2021, using the 16-digit control number included on the proxy card that was mailed to you.

How do I vote if my Trevena shares are held by a bank, broker or custodian?

If your shares are held by a bank, broker or other custodian (commonly referred to as shares held “in street name”), the holder of your shares will provide you with a copy of this Proxy Statement, a voting instruction form and directions on how to provide voting instructions. These directions may allow you to vote over the Internet or by telephone.

3

INFORMATION ABOUT THE SPECIAL MEETING (CONTINUED)

The Proposals are considered to be “routine” matters, and as a result, your broker or nominee may vote your shares in its discretion for the Proposals even in the absence of your instruction. If you are a beneficial owner and want to ensure that all of the shares you beneficially own are voted for or against the Proposal, you must give your broker or nominee specific instructions to do so. See the discussion above for the impact in the event that you fail to instruct your broker to vote. If you are a beneficial owner of shares registered in the name of your broker or other nominee, we strongly encourage you to provide voting instructions to the broker or nominee that holds your shares to ensure that your shares are voted in the manner in which you want them to be voted.

If you hold shares in street name and want to vote over the internet during the Special Meeting, you will need to ask your bank, broker or custodian to provide you with a valid legal proxy. You will need the control number printed on your proxy card that accompanies this Proxy Statement in order to vote at the Special Meeting. Please note that if you request a legal proxy from your bank, broker or custodian, any previously executed proxy will be revoked and your vote will not be counted unless you vote over the Internet during the Special Meeting or appoint another valid legal proxy to vote on your behalf.

Can I change my vote?

Yes. If you are a record holder, you may:

•	Enter new instructions by telephone or Internet voting before 11:59 p.m. Eastern Time on Sunday, August 8, 2021;

•	Send a new proxy card with a later date than the card submitted earlier. We must receive your new proxy card before 8:30 a.m. Eastern Time on Monday, August 9, 2021;

•	Write to the Corporate Secretary at the address listed on page 17. Your letter should contain the name in which your shares are registered, the date of the proxy you wish to revoke or change, your new voting instructions, if applicable, and your signature. Your letter must be received by the Corporate Secretary before 8:30 a.m. Eastern Time on Monday, August 9, 2021; or

•	Vote over the internet during the Special Meeting (or have a personal representative with a valid proxy vote). Note that simply attending the Special Meeting without voting will not, by itself, revoke your proxy.

If you hold your shares in street name, you may:

•	Submit new voting instructions in the manner provided by your bank, broker or other custodian; or

•	Contact your bank, broker or other custodian to request a proxy to vote over the internet during the Special Meeting.

Who will count the votes? Is my vote confidential?

Trevena’s Chief Financial Officer, Barry Shin, has been appointed Inspector of Election for the Special Meeting. The Inspector of Election will determine the number of shares outstanding, the shares represented at the Special Meeting, the existence of a quorum, and the validity of proxies and ballots, and will count all votes and ballots.

All votes are confidential. Your voting records will not be disclosed to us, except as required by law, in contested Board elections or certain other limited circumstances.

Can I ask questions at the Special Meeting?

If you would like to submit a question, you may do so by joining the virtual Special Meeting at http://www.virtualshareholdermeeting.com/TRVN2021SM and typing your question in the box in the Special Meeting portal.

4

INFORMATION ABOUT THE SPECIAL MEETING (CONTINUED)

What if I need technical assistance accessing or participating in the virtual Special Meeting?

If you encounter any difficulties accessing the virtual Special Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting log in page. Technical support will be available starting at 8:00 a.m. Eastern Time on Monday, August 9, 2021.

Who pays for the proxy solicitation and how will Trevena solicit votes?

We pay the cost of preparing our proxy materials and soliciting your vote. Proxies may be solicited on our behalf by our directors, officers, employees and agents, including, but not limited to, our proxy solicitor Alliance Advisors, LLC, by telephone, electronic or facsimile transmission or in person. We have retained Alliance Advisors, LLC to assist in the solicitation of proxies on behalf of the Board of Directors for an estimated fee of $10,000 plus call center costs and reimbursement of reasonable expenses. We may choose to enlist the help of banks and brokerage houses in soliciting proxies from their customers and, in all cases, will reimburse them for their related out-of-pocket expenses.  IF YOU NEED ASSISTANCE WITH THE VOTING OF YOUR SHARES, YOU MAY CONTACT ALLIANCE ADVISORS TOLL-FREE AT (833) 501-4709.

Where can I find the voting results of the Special Meeting?

We will publish the voting results of the Special Meeting on a Current Report on Form 8-K filed with the SEC. The Form 8-K will be available online at www.sec.gov within four business days following the end of our Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

IMPORTANT INFORMATION IF YOU PLAN TO VIRTUALLY ATTEND THE SPECIAL MEETING

You must be able to show that you owned Trevena common stock on the record date, June 29, 2021, in order to gain admission to the Special Meeting.

When you log in to http://www.virtualshareholdermeeting.com/TRVN2021SM, you will be required to enter the 16-digit control number contained on your proxy card that evidences that you are a stockholder of record. Registration for the Special Meeting will begin at 8:15 a.m. Eastern Time on August 9, 2021.

5

ITEMS TO BE VOTED ON

PROPOSAL 1: Approval of a reverse stock split of our issued and outstanding shares of common stock at a ratio of one (1) share of common stock for every four (4) shares of common stock, to be effected through an amendment to our amended and restated certificate of incorporation.

Our Board is requesting stockholder approval of a reverse stock split of our issued and outstanding shares of common stock at a ratio of one (1) share of common stock for every four (4) shares of common stock (the “Reverse Stock Split”), to be effected through an amendment to our amended and restated certificate of incorporation, as amended (the “Restated Certificate”). Such amendment would be effected after stockholder approval thereof only in the event the Board of Directors continues to deem it advisable. If the amendment is adopted, it will become effective upon filing of a certificate of amendment to our Restated Certificate with the Secretary of State of the State of Delaware. The full text of the proposed amendment is attached to this Proxy Statement as Appendix A.

The exact timing of the filing of the certificate of amendment will be determined by the Board of Directors based on its evaluation as to when such action will be the most advantageous to our Company and our stockholders. In addition, the Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the Reverse Stock Split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of the State of Delaware, the Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The Reverse Stock Split will be realized simultaneously for all outstanding common stock. The Reverse Stock Split will affect all holders of common stock uniformly and each stockholder will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split, except for immaterial adjustments that may result from the treatment of fractional shares as described below. The Reverse Stock Split will not change the par value of our common stock, but it will reduce the number of outstanding shares of common stock. The Reverse Stock Split will also affect outstanding equity awards and warrants, as described in “Principal Effects of the Reverse Stock Split” below.

Approval of this Proposal 1 requires “FOR” votes, cast either in person or by proxy, of a majority of the outstanding shares of our common stock. Abstentions will have the same effect as an “against” vote on this proposal. As noted above, we believe that this proposal will be considered a “routine” matter and, as a result, we do not expect there to be any broker non-votes on this proposal. If, however, a broker non-vote occurs (or if your shares are not affirmatively voted in favor of this proposal for any other reason), it will have the same effect as an “against” vote on this proposal.

Reasons for the Reverse Stock Split

Our Board has approved and is soliciting stockholder approval of the Reverse Stock Split for three principal reasons: (i) the Reverse Stock Split will align our outstanding shares and share price more closely with companies of our size and scope, (ii) the Reverse Stock Split may have the effect of making our shares more attractive to institutional and individual investors by increasing the market price of our common stock; and (iii) effecting the Reserve Stock Split will result in a greater number of shares of common stock available for issuance by us.

Aligning Outstanding Shares and Share Price with Companies of Our Size and Scope

We were recently added to the Russell 2000® index, comprised of approximately 2000 leading small-cap companies. As of year end 2020, among constituent companies of this index, the average company had approximately 60 million shares outstanding, and the median company had approximately 40 million shares outstanding. Trevena has 164.5 million shares outstanding and the proposed Reverse Stock Split will reduce this to approximately 41.1 million shares outstanding.

6

PROPOSAL 1: APPROVAL OF A REVERSE STOCK SPLIT (CONTINUED)

In addition, as of year end 2020, the constituent companies in the Russell 2000 Index had an average and median price per share of approximately $35/share and $22/share, respectively. We expect the Reverse Stock Split will better align our outstanding share count and our price per share to our peer companies, and position us well for long term growth.

Attracting Institutional and Individual Investors

Institutional Investors. We have made recent progress attracting institutional ownership, as evidenced by our June 2021 inclusion in the Russell 2000®, Russell 3000® and Russell Microcap indexes®. We intend to continue this focus and believe the low per share market price of our common stock impairs its marketability to, and acceptance by, institutional investors and creates a negative impression of our Company. Theoretically, decreasing the number of shares of common stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them, or our reputation in the financial community. In practice, however, many investors, brokerage firms and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. We believe that reducing the number of outstanding shares of our common stock will, absent other factors, increase the per share market price of our common stock, removing any actual or perception-based restrictions on investment in our Company.

Brokerages and Individual Investors. Certain policies and practices of brokerage firms restrict our current shareholders’ access to capital by limiting the availability of margin based on equities under a certain threshold, generally $3.00 to $5.00 per share. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stock because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. The presence of these factors may be adversely affecting, and may continue to adversely affect the pricing of our common stock.

We expect that the anticipated increase in the price per share as a result of the Reverse Stock Split will encourage greater interest in our common stock by institutional investors, individual investors, the financial community and business development partners; help us attract and retain employees; help us raise additional capital through the sale of stock in the future if needed; and promote greater liquidity for our stockholder with respect to those shares presently held by them.

The Board believes that stockholder adoption of the Reverse Stock Split is in the best interests of the Company. In determining that the Reverse Stock Split is advisable and in the best interests of the Company and its stockholders, the Board considered, among other things, factors such as:

•	the historical trading price and trading volume of our common stock;

•	the number of shares of our common stock outstanding;

•	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•	the anticipated impact of the particular ratio selected on our ability to reduce administrative and transactional costs; and

•	prevailing general market and economic conditions.

Impact on Number of Shares Available for Issuance

The Reverse Stock Split alone would have no effect on our authorized capital stock, and the total number of authorized shares would remain the same as before the Reverse Stock Split. If the stockholders approve Proposal 2 as described below, and if the Reserve Stock Split is implemented, we will amend the Restated Certificate to reduce our authorized common stock from 200,000,000 to 100,000,000. However, because this represents only a 50% reduction in our authorized shares and the reverse split ratio for which we are seeking stockholder approval represents a four-fold reduction in the number of issued and outstanding shares, the net effect of Proposals 1 and 2 will be to increase the number of shares of common stock available for issuance.

7

PROPOSAL 1: APPROVAL OF A REVERSE STOCK SPLIT (CONTINUED)

The Board of Directors believes that an increase in the number of shares available for issuance is necessary because, at the current level of authorized shares of common stock, we are limited in our abilities to move the company forward in key strategic areas. In addition to the 164.5 million shares of common stock outstanding as of June 29, 2021, the Board has reserved 24.3 million shares for issuance upon exercise of outstanding options and warrants, vesting of outstanding restricted stock units, and under our equity incentive, inducement and employee stock purchase plans. Without implementing the Proposals set forth in this Proxy Statement, this leaves 11.2 million shares of our authorized common stock available for future issuance.

The Board of Directors does not believe that the number of shares remaining available for issuance by the Company provides for adequate flexibility in financial planning and in pursuing key corporate objectives. The number of available shares of common stock following implementation of the Reverse Stock Split will provide additional flexibility to use our capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval. These purposes may include raising capital; establishing strategic relationships with other companies; expanding our business or product lines through the acquisition of other businesses or products; and other general corporate purposes.

Potential Near-Term Opportunities Requiring Financial Flexibility to Pursue

We reported cash and equivalents of approximately $97.7 million as of March 31, 2021, sufficient to fund our currently planned operations through the fourth quarter of 2022. Our projected use of capital, however, does not incorporate a broad range of potential near-term opportunities that may require additional investment, including:

•	Expanded Commercial Efforts. To the extent our early launch efforts, or certain components of our launch, demonstrate greater traction than expected, we would seek to increase investment in those areas to enhance our long term prospects.

•	Business Development Opportunities. We are currently in discussion with counterparties regarding products that would complement OLINVYK, enabling us to leverage our existing commercial infrastructure, and new opportunities arise from time to time. Such business development activities could accelerate our path to profitability.

•	Preparation for TRV027 Advancement. Multiple world-class organizations are studying TRV027 for COVID 19 related lung injury and blood clotting. Should these studies demonstrate proof of concept or efficacy, we would seek to advance TRV027 expeditiously. While the trials are funded by our partners, we may also seek to conduct certain preparatory activities in anticipation of positive results.

•	Advancement of TRV045. We currently plan to study TRV045 in diabetic neuropathic pain. TRV045 is also being studied by our partner, the NIH, for potential use in epilepsy and seizure-related indications. If data is supportive, we may choose to advance TRV045 in other pain- or seizure-related indications.

•	Additional progress with TRV250 and TRV734. Studies for both TRV250 and TRV734 were paused in 2020 due to the global pandemic. In June 2021, we announced our partner for TRV734, NIDA, had resumed the study. NIDA is funding the ongoing study, but we may seek to advance TRV734 following positive data, or to advance the development of TRV250.

We believe the Reverse Stock Split and concurrent Reduction in Authorized Shares is important to the continued long term growth of the Company. The potential effects of non-approval of these proposals include reduced interest from institutional and individual investors, and resulting impaired access to both debt and equity capital. We expect this may further reduce our competitiveness in business development discussions, and interest from potential partners and collaborators for OLINVYK and our pipeline candidates.

8

PROPOSAL 1: APPROVAL OF A REVERSE STOCK SPLIT (CONTINUED)

Principal Effects of the Reverse Stock Split

If the stockholders approve the proposal to authorize the Board to implement the Reverse Stock Split and the Board implements the Reverse Stock Split, we will amend the Restated Certificate in the manner set forth in Appendix A. By approving this amendment, stockholders will approve converting four (4) shares of common stock into one (1) share of common stock. Based on 164.5 million shares of common stock issued and outstanding as of the Record Date, immediately following the Reverse Stock Split, the Company would have 41.1 million shares of common stock issued and outstanding.

As explained above, the Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of common stock and the 1-for-4 reverse split ratio will be the same for all issued and outstanding shares of common stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders receiving a cash payment in lieu of owning a fractional share, as described in the section titled “Fractional Shares” below. Common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect the Company’s continuing obligations under the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Following the Reverse Stock Split, our common stock will continue to be listed on The Nasdaq Capital Market, under the symbol “TRVN,” although it would receive a new CUSIP number.

The shares that are authorized but unissued after the Reverse Stock Split will be available for issuance, and, if we issue these shares, the ownership interest of holders of our common stock may be diluted. We may issue such shares to raise capital and/or as consideration in acquiring other businesses or establishing strategic relationships with other companies. Such acquisitions or strategic relationships may be effected using shares of common stock or other securities convertible into common stock and/or by using capital that may need to be raised by selling such securities. We do not have any agreement, arrangement or understanding at this time with respect to any specific transaction or acquisition for which the newly unissued authorized shares would be issued.

With respect to our outstanding options, restricted stock units and warrants, when the Reverse Stock Split becomes effective, the number of shares of common stock covered by such rights will be reduced based on the 1-for-4 reverse split ratio, and, if applicable, the exercise or conversion price per share will be proportionately increased based on the 1-for-4 reverse split ratio, resulting in the same aggregate price being required to be paid therefor upon exercise or conversion thereof as was required immediately preceding the Reverse Stock Split. The number of shares of common stock issuable upon exercise or conversion of outstanding stock options, warrants and restricted stock awards will be rounded down to the nearest whole share and the exercise prices will be rounded up to the nearest cent, and no cash payment will be made in respect of such rounding. In addition, the number of shares of common stock reserved under the Company’s equity incentive plan and employee stock purchase plan will automatically be proportionately adjusted for the reverse stock split ratio, such that fewer shares will be subject to such plans.

The following table contains approximate information, based on share information as of June 29, 2021, relating to our outstanding common stock based on the reverse split ratio of 1-for-4, which is the ratio that our stockholders are being asked to approve. The table sets forth (i) the number of shares of our common stock that would be issued and outstanding, (ii) the number of shares of our common stock that would be reserved for issuance pursuant to outstanding options, restricted stock units and warrants and (iii) the weighted-average exercise price of outstanding options and warrants, each giving effect to the Reverse Stock Split and based on securities outstanding as of June 29, 2021.

	Before Reverse Stock Split	Following Reverse Stock Split Ratio of 1-for-4
Number of Shares of Common Stock Outstanding	164,508,838	41,127,210
Number of Shares of Common Stock Reserved for Issuance	24,332,237	6,083,059
Weighted-Average Exercise Price of Options	$2.85	$11.38
Weighted-Average Exercise Price of Warrants	$3.28	$13.12

9

PROPOSAL 1: APPROVAL OF A REVERSE STOCK SPLIT (CONTINUED)

Risks Associated with the Reverse Stock Split

We cannot predict whether the Reverse Stock Split will increase the market price for our common stock. Additionally, the market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. Further, there are a number of risks associated with the Reverse Stock Split, including:

●	Although the Board believes that a higher stock price may help generate the interest of new investors, the Reverse Stock Split may not result in a per-share price that will successfully attract certain types of investors and such resulting share price may not satisfy the investing guidelines of institutional investors or investment funds. Further, other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the interest of new investors in the shares of our common stock. As a result, the trading liquidity of the shares of our common stock may not improve as a result of the Reverse Stock Split and there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above.

●	A Reverse Stock Split may result in some stockholder owning “odd lots” of less than 100 shares of common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

●	The Reverse Stock Split could be viewed negatively by the market and other factors, such as those described above, may adversely affect the market price of the shares of our common stock. Consequently, the market price per post-Reverse Stock Split shares may not increase in proportion to the reduction of the number of shares of our common stock outstanding before the implementation of the Reverse Stock Split. Accordingly, the total market capitalization of our shares of common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. Any reduction in total market capitalization as the result of the Reverse Stock Split may make it more difficult for us to meet the Nasdaq Listing Rule regarding minimum value of listed securities, which could result in our shares of common stock being delisted from The Nasdaq Capital Market.

●	There can be no assurance that the market price of our common stock will not decrease in the future.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the Reverse Stock Split is approved by the Company’s stockholders, the Reverse Stock Split will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware. The Board will determine the exact timing of the filing of the Certificate of Amendment based on its evaluation as to when the filing would be the most advantageous to the Company and its stockholders.

Except as described below under the section titled “Fractional Shares,” at the time of effectiveness of the Reverse Stock Split, each four (4) issued and outstanding pre-Reverse Stock Split shares will, automatically and without any further action on the part of our stockholders, be combined into and become one (1) share of common stock, and each certificate which, immediately prior to the time of effectiveness represented pre-Reverse Stock Split shares, will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record at the time of effectiveness of the Reverse Stock Split who otherwise would be entitled to receive fractional shares because they hold a number of pre-Reverse Stock Split shares not evenly divisible by the number of pre-Reverse Stock Split shares for which each post-Reverse Stock Split share is to be exchanged, will, in lieu of a fractional share, be entitled to a cash payment in lieu thereof. The cash payment will equal the fraction to which the stockholder would otherwise be entitled multiplied by the closing sales price of the common stock as reported on the Nasdaq Capital Market on the effective date of the Certificate of Amendment.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, sums due for fractional interests that are not timely claimed after the effective time may be

10

PROPOSAL 1: APPROVAL OF A REVERSE STOCK SPLIT (CONTINUED)

required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Book-Entry Shares

Upon completion of the Reverse Stock Split, stockholders who hold uncertificated shares (i.e., shares held in book-entry form and not represented by a physical stock certificate), either as direct or beneficial owners, will have their holdings electronically adjusted automatically by our transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. Stockholders who hold uncertificated shares as direct owners will be sent a statement of holding from our transfer agent that indicates the number of post-Reverse Stock Split shares of our common stock owned in book-entry form.

Certificated Shares

As soon as practicable after the implementation of the Reverse Stock Split, stockholders will be notified that the Reverse Stock Split has been effectuated. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for certificates representing post-Reverse Stock Split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us or our exchange agent. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Any pre-Reverse Stock Split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-Reverse Stock Split shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Accounting Matters

The Reverse Stock Split will not affect the common stock capital account on our balance sheet. However, because the par value of our common stock will remain unchanged at the effective time of the split, the components that make up the common stock capital account will change by offsetting amounts. The stated capital component will be reduced proportionately based upon the Reverse Stock Split and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. Immediately after the Reverse Stock Split, the per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of common stock outstanding. All historic share and per share amounts in our financial statements and related footnotes will be adjusted accordingly for the Reverse Stock Split.

Effect on Preferred Stock

The proposed amendment to our Restated Certificate to effect the Reverse Stock Split would not impact the total authorized number of shares of preferred stock or the par value thereof.

Effect on Par Value

The proposed amendment to our Amended and Restated Certificate of Incorporation will not affect the par value of our common stock, which will remain at $0.001 per share.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

11

PROPOSAL 1: APPROVAL OF A REVERSE STOCK SPLIT (CONTINUED)

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, the Reverse Stock Split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board and stockholders. Other than the Reverse Stock Split proposal, the Board does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of the Company.

No Dissenters’ Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters’ appraisal rights with respect to the Reverse Stock Split, and the Company will not independently provide stockholders with any such right.

Certain Material United States Federal Income Tax Consequences of the Reverse Stock Split to U.S. Holders

The following discussion is a general summary of certain U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to holders of our common stock that hold such stock as a capital asset for U.S. federal income tax purposes. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below.

This discussion applies only to holders that are U.S. Holders (as defined below) and does not address all aspects of federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders that may be subject to special tax rules, including: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquire shares of our common stock in connection with employment or other performance of services; or (xi) U.S. expatriates. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge. The following summary does not address any U.S. state or local or any foreign tax consequences, any estate, gift or other non-U.S. federal income tax consequences, or the Medicare tax on net investment income.

EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person.

12

PROPOSAL 1: APPROVAL OF A REVERSE STOCK SPLIT (CONTINUED)

The Reverse Stock Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss should be long term capital gain or loss if the U.S. Holder’s holding period for our common stock surrendered exceeded one year at the time of effectiveness of the Reverse Stock Split.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our common stock.

Reservation of Right to Abandon Reverse Stock Split

We reserve the right to not file the Certificate of Amendment and to abandon any Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of the State of Delaware of the Certificate of Amendment, even if the authority to effect these amendments is approved by our stockholders at the Special Meeting. By voting in favor of the Reverse Stock Split, you are expressly also authorizing the Board to delay, not proceed with, and abandon, the Reverse Stock Split and the Certificate of Amendment if it should so decide, in its sole discretion, that such actions are in the best interests of our stockholders.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the matter either in person or by proxy is required to approve the Certificate of Amendment to effectuate the Reverse Stock Split. Abstentions and broker non-votes, if any, will count as votes AGAINST the Reverse Stock Split.

The Board of Directors unanimously recommends that stockholders vote FOR the approval of a reverse split of the Company’s common stock as set forth in this Proposal 1, with a reverse split ratio of 1-for-4, to be effected through an amendment to our Amended and Restated Certificate of Incorporation.

13

PROPOSAL 2: Contingent upon and concurrent with the Reverse Stock Split, approval to decrease the number of authorized shares of common stock from 200,000,000 to 100,000,000, to be effected through an amendment to the Restated Certificate.

The Board of Directors is requesting stockholder approval to decrease the number of authorized shares of common stock from 200,000,000 to 100,000,000 (the “Authorized Share Reduction”), to be effected through an amendment to the Restated Certificate, such amendment being contingent upon and effected concurrent with the Reverse Stock Split. The Authorized Share Reduction would also entail a decrease in the authorized shares of capital stock from 205,000,000 to 105,000,000 shares.

This amendment is contingent upon, and will be implemented only if, the Reverse Stock Split is approved by the stockholders and effected by the Board. In the event that the Authorized Share Reduction is approved but the Reverse Stock Split is not approved, the Board will abandon Proposal 2 and the proposed Authorized Share Reduction will not be implemented. If our stockholders approve the Reverse Stock Split and the Board chooses to effect it, the Board would decrease the number of authorized shares by filing the amendment to our Restated Certificate, which is set forth in Appendix A to this Proxy Statement.

Reason for the Authorized Share Reduction

As a matter of Delaware law, implementation of the Reverse Stock Split does not require a change in the total number of shares of common stock authorized under the Restated Certificate. If the Reverse Stock Split in Proposal 2 is approved by the stockholders and implemented by the Board of Directors, the Board believes, based on current information, that we will need fewer authorized shares of common stock to meet our projected capital stock needs for capital-raising transactions, issuance of equity-based compensation and, to the extent opportunities may arise in the future, strategic transactions that may involve our issuance of stock-based consideration.

The proposed Authorized Share Reduction is also intended to conform to the requirements of certain entities that make recommendations to stockholders regarding proposals submitted by the Company and to ensure that the Company does not have, following implementation of the Reverse Stock Split, what some stockholders might view as an unreasonably high number of authorized but unissued shares of common stock. In the event that we need to increase our authorized shares of common stock in the future, we may, subject to stockholder approval, seek to amend the Restated Certificate to increase the number of authorized shares of common stock. In addition, the Board believes that the reduction in the number of authorized shares of common stock may also reduce certain of our costs, such as annual franchise taxes paid to the State of Delaware.

As described above, because the proposed Authorized Share Reduction represents only a 50% reduction in our authorized shares of common stock and the Reverse Stock Split represents a four-fold reduction in our issued and outstanding common stock, the net effect of Proposals 1 and 2 will be to increase the number of shares of common stock available for issuance. However, the Board believes that the 1-for-4 reverse split ratio will appropriately balance the needs for available shares for capital raising, strategic transactions, and equity incentive awards with the desire to avoid having an unreasonably high number of authorized shares. The Board believes that the size of the increase in available shares is appropriate to provide for our long-term needs and is in line with most mature companies.

Effects of the Amendment

The Authorized Share Reduction (if it is approved by our stockholders at the Special Meeting) will not change any rights of any holder of our common stock as such decrease would only apply to unissued authorized common stock. Voting rights of the holders of the issued shares of common stock will remain the same.

The proposed amendment to our Restated Certificate would decrease the total number of authorized shares of our common stock from 200,000,000 shares to 100,000,000 shares. It would also decrease the total authorized shares of capital stock from 205,000,000 to 105,000,000 shares. However, the proposed amendment would not change any of the current rights and privileges of our common stock or any other class of capital stock or their respective par values.

14

PROPOSAL 2: APPROVAL TO DECREASE AUTHORIZED SHARES (CONTINUED)

In implementing the Reverse Stock Split and the Authorized Share Reduction, the Board intends to provide for an appropriate number of authorized shares available for issuance. However, the proposed Authorized Share Reduction could have adverse effects on us. As compared to if we undertook the Reverse Stock Split alone, we will have less flexibility to issue shares of common stock, including in connection with a potential merger or acquisition, other strategic transaction or follow-on offering if the number of authorized shares of our common stock is reduced. In the event that our Board of Directors determines that it would be in the best interests of the Company and its stockholders to issue a number of shares of common stock in excess of the number of then authorized but unissued and unreserved shares, we would be required to seek the approval of our stockholders to increase the number of shares of authorized common stock. If we are not able to obtain the approval of our stockholders for such an increase in a timely fashion, we may be unable to take advantage of opportunities that might otherwise be advantageous to us and our stockholders with respect to capital raising, hiring of key executive officers, strategic transactions or other matters.

Dissenters’ Rights

No dissenters’ rights are available under the Delaware General Corporation Law or under our Restated Certificate or our Bylaws to any stockholder who dissents from this Proposal 2.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our common stock.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the matter either in person or by proxy is required to approve the Certificate of Amendment to effectuate the Authorized Share Reduction. Abstentions and broker non-votes, if any, will count as votes AGAINST the Authorized Share Reduction.

The Board of Directors unanimously recommends that stockholders vote FOR the approval of the reduction in our authorized shares of common stock from 200,000,000 to 100,000,000, to be effected through an amendment to the Company’s Amended and Restated Certificate of Incorporation, such amendment contingent upon the Reverse Stock Split being approved and effected.

15

OWNERSHIP OF TREVENA COMMON STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table provides information as of June 29, 2021 about the amount of Trevena common stock beneficially owned by (1) all those known by us to be beneficial owners of more than five percent of our common stock; (2) each director and nominee for director; (3) each named executive officer who remains an employee of the Company as of June 29, 2021; and (4) all of the directors, nominees and executive officers of the Company as of June 29, 2021, as a group. This table is based upon information supplied by officers and directors as of June 29, 2021. We are not aware of any beneficial owners of more than five percent of our common stock as of June 29, 2021.

“Beneficial ownership” includes those shares a director, nominee or executive officer has or shares the power to vote or transfer (even if another person is the record owner), and stock options that are exercisable as of June 29, 2021 or that become exercisable within 60 days of June 29, 2021. Shares of common stock subject to such options are deemed outstanding for calculating the Percent of Class of the person holding these options but are not deemed outstanding for any other person. The Percent of Class shown below is based on 164,508,838 shares outstanding on June 29, 2021.

Unless otherwise noted, the address for each director and executive officer is c/o Trevena, Inc., 955 Chesterbrook Boulevard, Suite 110, Chesterbrook, PA 19087.

	Amount of Beneficial Ownership	Percent of Class
Non-employee Directors and Nominees(1)
Leon O. Moulder, Jr. (2)	333,939	*
Scott Braunstein, M.D.	149,103	*
Michael R. Dougherty	196,584	*
Marvin H. Johnson, Jr.	9,907	*
Jake R. Nunn(3)	176,114	*
Anne M. Phillips, M.D.	180,714	*
Barbara Yanni	181,964	*
Named Executive Officers(4)
Carrie L. Bourdow	1,952,304	1.2%
Mark A. Demitrack, M.D.	506,744	*
Scott Applebaum	137,916	*
All Directors, Nominees and Executive Officers as a group, including those named above (12 Persons)(5)	4,486,702	2.7%

*	Represents beneficial ownership of less than 1%.

(1)	Includes shares of common stock issuable upon the exercise of options exercisable within 60 days after June 29, 2021 in the amount of 183,939 for Mr. Moulder; 149,103 for Dr. Braunstein; 189,584 for Mr. Dougherty; 9,907 for Mr. Johnson; 171,843 for Mr. Nunn; 180,714 for Dr. Phillips; and 180,714 for Ms. Yanni.
(2)	Includes 100,000 shares of common stock held by the Sharon L. Moulder Revocable Trust, for which Mr. Moulder is a trustee.
(3)	Includes 4,271 shares of common stock held by the Jake & Dana Nunn Living Trust dated July 7, 2006, for which Mr. Nunn is a trustee.
(4)	Includes shares of common stock issuable upon the exercise of options exercisable within 60 days after June 29, 2021 in the amount of 1,431,644 for Ms. Bourdow, 341,763 for Dr. Demitrack and 96,594 for Mr. Applebaum.
(5)	Includes shares of common stock issuable upon the exercise of options exercisable within 60 days after June 29, 2021 in the amount of 3,319,687 for all of the directors, nominees for director and executive officers, as a group.

16

2022 ANNUAL MEETING AND RELATED MATTERS

When do you expect to hold the 2022 annual meeting of stockholders?

We currently expect to hold the 2022 Annual Meeting in May 2022, at a time and location to be announced later.

How does a stockholder submit a proposal or nomination of a director candidate for the 2022 annual meeting?

The following summarizes the requirements for stockholder proposals to be considered for inclusion in next year’s proxy materials.

●	If you intend to submit a proposal to be included in next year’s proxy materials pursuant to SEC Rule 14a-8, the Corporate Secretary must receive your proposal on or before December 2, 2021. Submitting a stockholder proposal does not guarantee that Trevena will include the proposal in the proxy statement if the proposal does not satisfy the SEC’s rules.

●	If you want to present your proposal at the 2022 annual meeting but are not proposing it pursuant to SEC Rule 14a-8, the Corporate Secretary must receive your proposal by the close of business between January 12, 2022 and February 11, 2022 and it must satisfy the requirements set forth in Article III, Section 5 of our Amended and Restated Bylaws.

If you would like to nominate a candidate for director at the 2022 annual meeting, you must notify the Corporate Secretary by the close of business between January 12, 2022 and February 11, 2022. The notice must include certain information specified in our Amended and Restated Bylaws, including (i) your name and address, (ii) the class and number of shares of our stock which you beneficially own, (iii) the name, age, business address and residence address of the person, (iv) the principal occupation or employment of the person, (v) the class and number of shares of our stock which are owned of record and beneficially owned by the person, (vi) the date or dates on which such shares were acquired and the investment intent of such acquisition and (vii) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including the person’s written consent to being named as a nominee and to serving as a director if elected). We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee. Correspondence to the Corporate Secretary may be addressed to: Corporate Secretary, Trevena, Inc., 955 Chesterbrook Boulevard, Suite 110, Chesterbrook, PA 19087. For more information, and for more detailed requirements, please refer to our Amended and Restated Bylaws, filed as Exhibit 3.2 to our Current Report on Form 8-K, filed with the SEC on February 5, 2014.

How can I communicate with the Board of Directors?

Stockholders and interested parties may contact the Board of Directors, the Chairman, the independent directors, or specific individual directors by sending written correspondence to the Board, Attention: Corporate Secretary, Trevena, Inc., 955 Chesterbrook Boulevard, Suite 110, Chesterbrook, PA 19087.

The Corporate Secretary will compile all communications other than routine commercial solicitations and opinion surveys sent to Board members and periodically submit them to the Board. Communications addressed to individual directors at the director address will be promptly submitted to such individual directors. The Corporate Secretary also will promptly advise the appropriate member of management of any concerns relating to Trevena’s products or services, and the Corporate Secretary will notify the Board of the resolution of those concerns.

How do I obtain copies of Trevena’s corporate governance and other company documents?

The Corporate Governance Guidelines, committee charters and Trevena’s Code of Ethics are posted at www.trevena.com/investors/corporate-governance. In addition, these documents are available in print to any stockholder who submits a written request to the Corporate Secretary at the address listed above.

17

2022 ANNUAL MEETING AND RELATED MATTERS (CONTINUED)

The Company’s filings with the SEC, including its annual report on Form 10-K, are available through www.trevena.com/investors/financial-information/all-sec-filings.

If you are a stockholder and did not receive an individual copy of this year’s proxy statement or annual report, we will promptly send a copy to you if you address a written request to Investor Relations, Trevena, Inc., 955 Chesterbrook Boulevard, Suite 110, Chesterbrook, PA 19087.

What is householding and how does it affect me?

If you and other residents at your mailing address own shares of Trevena stock in “street name,” your broker or bank should have notified you that your household will receive only one proxy statement and annual report or notice of Internet availability of proxy materials, but each stockholder who resides at your address will receive a separate proxy card or voting instruction form. This practice is known as “householding.” Unless you responded that you did not want to participate in householding, you were deemed to have consented to the process. Householding benefits both you and Trevena because it reduces the volume of duplicate information received at your household and helps Trevena reduce expenses and conserve natural resources.

If you would like to receive your own set of Trevena’s proxy statement and annual report or, if applicable, your own notice of Internet availability of proxy materials now or in the future, or if you share an address with another Trevena stockholder and together both of you would like to receive only a single set of Trevena’s proxy materials, please contact Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or (800) 542-1061. The request must be made by each person in the household. Be sure to indicate your name, the name of your brokerage firm or bank, and your account number. The revocation of your consent to householding will be effective 30 days following its receipt.

18

Appendix A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TREVENA, INC.

* * * * *

Trevena, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: The amended and restated Certificate of Incorporation, as amended on May 17, 2018 and as currently in effect, is hereby amended by deleting Article IV.A. and inserting the following in lieu thereof such that Article IV. A. shall read in its entirety as follows:

A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of all classes of capital stock which the Company shall have authority to issue is one hundred five million (105,000,000) shares, of which one hundred million (100,000,000) shares shall be Common Stock (the “Common Stock”), each having a par value of one-tenth of one cent ($0.001), and five million (5,000,000) shares shall be Preferred Stock (the “Preferred Stock”), each having a par value of one-tenth of one cent ($0.001). Upon the effectiveness of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, each four (4) shares of Common Stock issued and outstanding at such time shall, automatically and without any further action on the part of the Company or the holder thereof, be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock (the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain $0.001 per share. No fractional shares shall be issued, and, in lieu thereof, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock, as determined by the Board of Directors. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (an “Old Certificate”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

SECOND: That said amendment was duly adopted and approved in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the corporation.

[CONTINUED ON NEXT PAGE]

IN WITNESS WHEREOF, said Trevena, Inc. has caused this certificate to be signed Scott Applebaum, its Corporate Secretary, this _____ day of _____ 2021.

TREVENA, INC.

By:
Scott Applebaum
Corporate Secretary

Trevena

TREVENA, INC.
955 CHESTERBROOK BOULEVARD, SUITE 110
CHESTERBROOK, PA 19087
ATTN: SCOTT APPLEBAUM, CORPORATE SECRETARY

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TRVN2021SM**

You may attend the virtual meeting via the Internet and vote during the meeting. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Company must receive the proxy card before 8:30 a.m. Eastern Time on the day of the meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D57085-S26220

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TREVENA, INC.

Note: To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying the Notice.

The record date for the Special Meeting is June 29, 2021. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournments or postponements thereof.

The shares represented by this proxy, when properly executed, will be voted as directed by the undersigned. Where no direction is given when a duly executed proxy is returned, such shares will be voted at the meeting "For" Proposal 1 and "For" Proposal 2 and will grant authority to the proxy holder to vote upon such other business as may properly come before the meeting. Abstentions will have the same effect as an "against" vote for both proposals.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT OF TREVENA, INC.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

You are cordially invited to attend a Special Meeting of Stockholders of Trevena, Inc., a Delaware corporation (the "Company"). The meeting will be held virtually on Monday, August 9, 2021 at 8:30 a.m. Eastern Time, for the proposals given on the reverse side.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders' Special Meeting to Be Held Virtually on Monday, August 9, 2021.
The Notice and Proxy Statement to stockholders is available at www.proxyvote.com.

D57086-S26220

TREVENA, INC.
Special Meeting of Stockholders
August 9, 2021 at 8:30 a.m. Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Barry Shin and Scott Applebaum, or either one of them acting singly in the absence of the other, with full power of substitution, the proxy or proxies of the undersigned at the Special Meeting of Stockholders of Trevena, Inc. to be held virtually on August 9, 2021, and any postponements or adjournments thereof, to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated on the reverse side and on any other matters properly brought before the Special Meeting of Stockholders to be held virtually on August 9, 2021 at www.virtualshareholdermeeting.com/TRVN2021SM or any postponements or adjournments thereof, all as set forth in the Proxy Statement dated July 6, 2021.

This proxy/voting instruction card is solicited on behalf of the Board of Directors of Trevena, Inc. pursuant to a separate Notice of Special Meeting and Proxy Statement dated July 6, 2021 receipt of which is hereby acknowledged. When properly executed, this proxy will be voted as directed. Abstentions will have the same effect as an "against" vote for both proposals.

Continued and to be signed on reverse side